Exhibit 10.42

2013 Equity and Incentive Plan, as amended and restated as of May 19, 2022

Sub-Plan for UK Employees

The terms set forth herein shall apply to Awards offered to Employees who are resident in the United Kingdom (“UK Employees”). All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

The rules of the Plan shall apply to all Awards offered, granted or issued to UK Employees, save that:

•Article I, the definition of “Eligible Individual”, Article 3.3(d) and Article 11.7 shall apply with the omission of the words “Consultant”, “and Consultants”, “or Consultant”, “Director”, “a director”, “any Director”, “Non-Employee Director”, “any Non-Employee Director” (or the singular or plural forms thereof, as relevant),
•the definition of “Consultant” shall be deleted,
•sub-paragraph (a) in Article 12.1 shall not be read as permitting or otherwise contemplating the grant of Awards to Non-Employee Directors, and
•the words “; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options” shall be omitted from the definition of “Option”,

such that this Sub-Plan shall constitute an “Employee share scheme” within the meaning of Article 60(2) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005/1529.